                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   SJW Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                   SJW CORP.

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 1999

To The Shareholders:

     The annual meeting of the shareholders of SJW Corp. (the "Corporation") will be held on Thursday, April 22, 1999, at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California, 95113, for the following purposes:

     1. To elect a Board of Directors of the Corporation to serve for the ensuing year.

     2. To consider and act upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for 1999.

     3. To act on the shareholder proposal set forth in the enclosed proxy statement.

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors' nominees for directors are set forth in the enclosed proxy statement.

     The close of business on Monday, March 15, 1999, has been fixed as the record date for the determination of shareholders entitled to vote at the annual meeting.

     If you are unable to be present, please mark, date and sign the enclosed proxy and return it in the enclosed envelope.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                ROBERT A. LOEHR, Secretary

San Jose, California
March 8, 1999

                              1999 PROXY STATEMENT
                            ------------------------

                                   SJW CORP.

                               PURPOSE OF A PROXY

     The shares of stock you own in SJW Corp. (the "Corporation") entitle you to vote on certain matters important to the Corporation. When shareholders are unable to attend the annual meeting in person, they may vote by the proxy process. A proxy is, in effect, a special power of attorney to vote your stock in your absence. This Proxy Statement explains the process. The separate Proxy Card contains a ballot for your use and signature. Only shareholders who are owners of stock on the record books of the Corporation at the close of business on March 15, 1999 are entitled to vote either in person or by proxy.

                           SOLICITATION OF YOUR PROXY

     The enclosed proxy is solicited from you on behalf of the Board of Directors of SJW Corp. for use at the annual meeting of shareholders. The annual meeting is to be held on April 22, 1999, at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113. Your proxy will also be valid and remain in effect for any adjournments or postponements of the 1999 annual meeting, should there be any.

     The Board of Directors asks for your proxy for the following purposes:

     1. To elect a Board of Directors of the Corporation to serve for the ensuing year.

     2. To consider and act upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for 1999.

     3. To act on the shareholder proposal set forth in the enclosed proxy statement.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                           YOU CAN REVOKE YOUR PROXY

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted. You may revoke your proxy by attending the meeting and voting in person. You may also revoke it by filing a written revocation with the Corporation or by the presenting at the meeting a properly signed proxy bearing a later date.

                    VOTING PROCEDURES FOR THE ANNUAL MEETING

     On October 26, 1998, the Board of Directors announced a discretionary stock buyback program. As of the close of business on February 26, 1999, the Corporation had repurchased 124,800 common shares, leaving 3,045,547 common shares of issued and outstanding voting securities. Each common share is entitled to 1 vote.

     Every shareholder, or his proxy or the persons named in the enclosed proxy card, may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected. Alternately, he or she may distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless (1) such candidate or candidates have been placed in nomination prior to the voting and (2) the shareholder has given notice at the meeting prior to any voting that the shareholder intends to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors seeks, by your proxy, the discretionary authority to cumulate votes in the event that cumulative voting is invoked by any shareholder. The nine nominees receiving the highest number of votes will be elected directors.

                           QUORUMS AND MAJORITY VOTES

     A majority of the Corporation's common shares, whether present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes.

     In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required. Directors may be elected by a plurality of the votes present in person pursuant to cumulative voting (as described above) or by the affirmative vote of a majority of the shares present in person or represented by proxy without cumulative voting. Abstentions, which may be specified on all proposals other than the election of directors, are counted as votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The shares represented by proxies will be voted in accordance with the directions given by the shareholders on the proxy. All shares represented by duly executed proxies will be voted "FOR" the election as directors of each of the nominees named below unless the proxy is marked to indicate that such authority is withheld. Though not anticipated, in the event any of the nominees should be unavailable to serve as a director, it is the intention of the persons named on the enclosed proxy to vote "FOR" the election of such other person or persons as the Board of Directors may designate as a nominee.

     With respect to the ratification of the selection of the independent auditors, all shares represented by duly executed proxies will be voted "FOR" the proposal if no choice is indicated on the proxy.

     With respect to the shareholder proposal submitted by James Palma, all shares represented by duly executed proxies will be voted "AGAINST" the proposal if no choice is indicated on the proxy.

     The Corporation respectfully solicits your proxy. The Corporation will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form. The solicitation of proxies will be made by mail and may also be made by telephone, telegraph, or personally by directors, officers and regular employees of the Corporation who will receive no extra compensation for such services. If you would like a copy of the Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission, we will send you one without charge. Please contact Mr. Loehr at 408-279-7961 or write to:

                               Investor Relations
                                   SJW Corp.
                           374 W. Santa Clara Street
                               San Jose, CA 95196

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     At the annual meeting 9 directors, constituting the entire board, are to be elected. They are each to hold office until the next annual meeting of the Corporation's shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

     A brief biography of each nominee, including the nominee's business experience during the past 5 years, is set forth below. All nominees are currently directors of the Corporation, and have been so for at least 5 years. Furthermore, all nominees are also directors of San Jose Water Company, the wholly-owned public utility water corporation subsidiary of the Corporation, and of SJW Land Company, the wholly-owned real estate development company subsidiary of the Corporation. It is the Corporation's intention to appoint all persons elected as directors of the Corporation at the annual meeting to be the directors of San Jose Water Company and SJW Land Company for a concurrent term.

     In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Corporation is not aware of any nominee who is unable or will decline to serve as a director.

     MARK L. CALI, Attorney at Law, with the firm Clark, Cali and Negranti, LLP since December 1996. Formerly, he was with the firm Bledsoe, Cathcart, Diestel, Livingston, and Pedersen from October 1994 through November 1996, with Jencks & Hunt from May 1994 through October 1994, and prior to that with Ropers, Majeski, Kohn, Bently, Wagner and Kane from October 1990 through May 1994. Mr. Cali, age 33, has served as a director of San Jose Water Company since 1992.

     J. PHILIP DINAPOLI, Attorney at Law, Chairman of Comerica California Inc. (California bank holding company). He serves as a director of Comerica, Inc. (bank holding company) and Comerica Bank-California (bank). He served as Chairman of Citation Insurance Company (Workers Compensation specialty carrier) until November 20, 1996. He is also the owner of DiNapoli Development Company (real estate development company). Mr. DiNapoli, age 59, is a member of the Audit Committee and has served as a director of the San Jose Water Company since 1989.

     DREW GIBSON, Principal of the Gibson Speno Company (real estate development and investment company) and Chairman of the Board of the Gibson Speno Management Company (real estate management company). He is a director of Celluphone, Inc. (California based cellular agent) and served as a director of Comerica Bank-California (bank) until December 31, 1998. Mr. Gibson, age 56, is a member of the Audit and Compensation Committees and has served as a director of San Jose Water Company since 1986.

     RONALD R. JAMES, President Emeritus of the San Jose Chamber of Commerce (business promotion organization), formerly President and Chief Executive Officer of the Chamber. Mr. James, age 70, is a member of the Audit and Compensation Committees and has served as a director of San Jose Water Company since 1974.

     GEORGE E. MOSS, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly President of the Roscoe Moss Company (holding company). Mr. Moss, age 67, is a member of the Executive and Compensation Committees and has served as a director of San Jose Water Company since 1984.

     ROSCOE MOSS, JR., Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly Chairman of the Board of Roscoe Moss Company (holding company). Mr. Moss, age 69, is a member of the Corporation's Executive and Compensation Committees and has served as a director of San Jose Water Company since 1980.

     W. R. ROTH, President of the Corporation since October 1996. Prior to that he was Vice President from April 1992 until October 1996 and Chief Financial Officer and Treasurer of the Corporation from January 1990 until October 1996. He has been President of San Jose Water Company since October 1994. He has been Chief Executive Officer since October 1996. Prior to that he was Chief Operating Officer from October 1994 until October 1996. He was Vice President of San Jose Water Company from April 1992 until July 1994 and Senior Vice President from July 1994 until October 1994. He served as Chief Financial Officer and Treasurer from January 1990 until October 1994. Mr. Roth, age 46, serves on the Corporation's Executive Committee and has served as a director of San Jose Water Company since 1994.

     CHARLES J. TOENISKOETTER, President of Toeniskoetter & Breeding Inc. (construction and real estate development company). He also serves as a director of Redwood Trust, Inc. (real estate investment trust). Mr. Toeniskoetter, age 54, is a member of the Audit Committee and has served as a director of San Jose Water Company since 1991.

     J.W. WEINHARDT, Chairman and Chief Executive Officer of the Corporation. Prior to becoming Chairman in October 1996 he was President and Chairman of the Board of San Jose Water Company. Prior to his election to Chairman of the Board in October 1994, he was President of the San Jose Water Company. He also served as Chief Executive Officer of the San Jose Water Company until October 1996. Mr. Weinhardt, age 67, is a member of the Corporation's Executive Committee and has served as a director of San Jose Water Company since 1975. Mr. Weinhardt also serves as a director of California Water Service Group. Until November 30, 1997, Mr. Weinhardt served as a director of SJNB Financial Corp. and its subsidiary San Jose National Bank.

     Nominees Roscoe Moss, Jr. and George Moss are brothers. With that exception, no nominee has any family relationship with any other nominee or with any executive officer. Other than Mr. Weinhardt and Mr. Roth, whose employment relationships with San Jose Water Company and SJW Land Company are described above, no nominee is or has been employed in his principal occupation or employment during the past 5 years by the Corporation or its subsidiaries.

     In 1998, SJW Land Company paid Gibson Speno Company $105,000 for consulting, zoning and entitlement services in support of the sale of a parcel of land intended for subdivision development.

     The following table sets forth, as of January 1, 1999, the beneficial ownership of shares of the outstanding Common Stock of the Corporation by each director or nominee to the Board, each beneficial owner of more than 5% of the common stock, each officer listed in the Summary Compensation Table and the executive officers of the Corporation as a group. Each nominee has sole voting and sole investment power with respect to the shares of the Corporation's stock listed below (or shares such powers with his or her spouse).

                                                      AMOUNT AND     PERCENT OF
                                                      NATURE OF        CLASS
                                          CLASS OF    BENEFICIAL    BENEFICIALLY
                  NAME                     STOCK      OWNERSHIP        OWNED
                  ----                    --------    ----------    ------------
Directors:
  Mark L. Cali..........................   Common         4,514            *
  J. Philip DiNapoli....................   Common           600            *
  Drew Gibson...........................   Common           500            *
  Ronald R. James.......................   Common           200            *
  George E. Moss(2).....................   Common       527,156(1)      16.6%
  Roscoe Moss, Jr.(2)...................   Common       523,878         16.5%
  W. R. Roth............................   Common         5,350            *
  Charles J. Toeniskoetter..............   Common           300            *
  J.W. Weinhardt........................   Common         6,050            *
Executive Officers:
  F. R. Meyer...........................   Common           900            *
  G. J. Belhumeur.......................   Common           918            *
  R. J. Pardini.........................   Common           514            *
All directors and executive Officers as
  a group (16 individuals)..............   Common     1,071,516         33.8%

---------------
 * Denotes an amount less than 1%, based upon 3,167,347 shares then outstanding.

(1) Includes 148,483 shares held by trust for which Mr. Moss is trustee or co-trustee. Mr. Moss disclaims any pecuniary interest in 29,344 shares.

(2) The address for Mr. George E. Moss and Mr. Roscoe Moss Jr. is 4360 Worth Street, Los Angeles, CA 90063.

     The Board of Directors has an Executive Committee, an Executive Compensation Committee and an Audit Committee. The Audit Committee reviews the results of the annual audit, the financial statements, any supplemental management information submitted by the auditors, and internal accounting and control procedures. It also recommends the selection of auditors to the Corporation's shareholders. The Executive Compensation Committee reviews and recommends to the Board of Directors appropriate compensation for executive officers of the corporation. There is no standing nominating committee. During 1998, there were 4 regular meetings of the Board of Directors, 3 regular meetings of the Audit Committee and 1 meeting of the Executive and Executive Compensation Committee. All directors attended 100% of all Board and applicable committee meetings, except Mr. Gibson who attended all Audit Committee meetings and 2 regular meetings.

     The Corporation and San Jose Water Company pay their non-employee directors annual retainers of $3,000 and $13,200, respectively. In addition, all directors of the Corporation and San Jose Water Company are paid $1,000 for each Board or committee meeting attended. SJW Land Company directors are paid $500 for each Board meeting attended.

     Upon ceasing to serve as a director of the Corporation or San Jose Water Company, as the case may be, directors or their estate are currently entitled to receive from the respective corporation an annual benefit equal to the annual retainer paid to its directors. This benefit will be paid for the number of years the director served on the board up to a maximum of 10 years.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Executive Compensation Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Corporation's Board of Directors or Executive Compensation Committee. The following non-employee directors served on the Executive Compensation Committee during fiscal 1998: Drew Gibson, Ronald R. James, Roscoe Moss, Jr. and George E. Moss.

                RATIFICATION OF APPROVAL OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

     The Audit Committee of the Board of Directors has recommended the continued use by the Corporation of the services of KPMG Peat Marwick LLP as the auditors for the Corporation. KPMG Peat Marwick LLP has been the auditor for San Jose Water Company and its predecessor San Jose Water Works since 1936. The Board of Directors recommends a vote "FOR" the adoption of the proposal to ratify the selection of KPMG Peat Marwick LLP, certified public accountants, to audit the accounts of the Corporation for the year 1999.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSAL
                             (ITEM 3 ON PROXY CARD)

     Shareholder Mr. James Palma advises that on behalf of himself he intends to present for consideration and action at the annual meeting the following resolution:

     "That SJW Corporation will not give any money or anything of value to Silicon Valley/ Metropolitan San Jose Chamber of Commerce. Proposal applies to SJW Corporation or any of its subsidiaries. Effective date is the date of the spring 1999 Annual Meeting of Shareholders of SJW Corporation."

Mr. Palma's expressed concern is that the Chamber of Commerce is not sensitive to the quality of life of the residents of the City of San Jose, in particular that it is actively supporting expansion of the operation of the San Jose International Airport. He can be reached at 6590 Little Falls Drive, San Jose, California 95120, telephone 408-268-4073.

                      STATEMENT IN OPPOSITION TO PROPOSAL

     Your Board of Directors unanimously recommends a vote AGAINST this proposal. While SJW Corp. is not itself a member of the Chamber of Commerce, the San Jose Water Company has been an active member of the Chamber since 1923. Your Directors strongly believe that participation in the Chamber of Commerce continues to provide unique benefits to the Corporation. The Chamber regularly advises its members on issues likely to affect the local business community. The Chamber offers a regular forum for interviewing candidates for local elected offices. Among other matters, the Chamber supports expansion of the San Jose airport, as did the City Council on a 10-1 vote. Airport expansion will allow business and housing growth, both necessary to continued increases in San Jose Water Company operations. Non-participation in the Chamber of Commerce would isolate San Jose Water Company from the very business community in which it operates. Again, your Board of Directors asks your vote AGAINST this proposal.

                             EXECUTIVE COMPENSATION

     The following table contains certain summary information regarding cash compensation, paid by the Corporation and its subsidiaries for each of the corporations' last three completed fiscal years, to the Chairman and the Chief Executive Officer and to the next four highest compensated executive officers.

                                ANNUAL COMPENSATION(1)                       LONG TERM COMPENSATION(1)
                       -----------------------------------------   ---------------------------------------------
                                                                    AWARDS               PAYOUTS
                                                                   --------              --------
                                                       OTHER       RESTRICT                             ALL
      NAME AND                                         ANNUAL       STOCK     OPTIONS/     LTIP        OTHER
 PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMPENSATION   AWARD(S)    SAR'S     PAYOUTS    COMPENSATION
 ------------------    ----   --------   --------   ------------   --------   --------   --------   ------------
J. W. Weinhardt......  1998   $126,442                                                               $16,793(2)
Chairman and Chief
Executive              1997   $ 95,513                                                               $ 9,090(2)
Officer, SJW Corp.,
Chairman,              1996   $270,000                                                               $11,100(2)
San Jose Water
Company
W. R. Roth...........  1998   $324,038                                                               $17,800(2)
President SJW Corp.,   1997   $214,903                                                               $11,400(2)
President and Chief
Executive              1996   $193,750                                                               $11,100(2)
Officer, San Jose
Water Company
F. R. Meyer..........  1998   $162,096                                                               $ 4,800(3)
Vice-President         1997   $142,770                                                               $ 4,283(3)
San Jose Water
Company                1996   $143,417                                                               $ 4,303(3)
G. J. Belhumeur......  1998   $148,558                                                               $ 4,289(3)
Vice President         1997   $122,833                                                               $ 3,685(3)
San Jose Water
Company                1996   $111,375                                                               $ 3,285(3)
R. J. Pardini........  1998   $138,577                                                               $ 4,002(3)
Vice President         1997   $117,064                                                               $ 3,512(3)
San Jose Water
Company                1996   $115,375                                                               $ 3,461(3)

---------------
(1) Long Term Compensation Award or Payout Plans are not provided to employees of the Corporation or its subsidiaries.

(2) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan of $4,500 in 1996, and $4,800 in both 1997 and 1998, except as to Mr. Weinhardt who received deferred compensation of $2,490 in 1997 and $3,793 in 1998. The balances are amounts received for Directors fees.

(3) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan.

     The foregoing table does not include benefits provided under San Jose Water Company's Retirement Plan (the "Retirement Plan") or Supplemental Executive Retirement Plan (SERP).

     All employees of San Jose Water Company participate in the Retirement Plan. Although subject to adjustment to comply with Internal Revenue Code requirements, the regular benefit formula of the plan provides for a monthly retirement benefit equal to 1.6% of the employee's average monthly compensation for each year of credited service. Compensation means the employee's regular salary prior to reduction under the Deferral Plan. The plan also contains a minimum benefit formula which, although also subject to adjustment, provides for a monthly retirement benefit equal to up to 55% of the employee's average compensation for the highest 36 consecutive months of compensation, less 50% of primary social security benefits. This minimum monthly benefit is reduced by 1/30th for each year of credited service less than 30 years. Benefits vest after 5 years of service or at age 65 and there are provisions for early retirement. In 1992 the Board of Directors of San Jose Water Company adopted a nonqualified, unfunded Supplemental Executive Retirement Plan (SERP) for certain executives and officers of the San Jose Water Company. It is intended that the SERP in combination with the Retirement Plan will provide the covered executives and officers with a total retirement benefit commensurate with executives and officers of other comparable private water utilities. A minimum of ten years of service is required for vesting in the SERP. The amounts contributed to the Retirement Plan by San Jose Water Company to fund retirement benefits with respect to any individual employee cannot be readily ascertained. The following table sets forth combined estimated retirement benefits, payable as a straight life annuity, assuming retirement at age 65 using the minimum benefit formula and the SERP:

                               PENSION PLAN TABLE

                              YEARS OF SERVICE(1)(2)
  AVERAGE      ----------------------------------------------------
COMPENSATION   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------   --------   --------   --------   --------   --------
12$5,000...    $ 41,250   $ 55,000   $ 61,875   $ 68,750   $ 68,750
15$0,000...    $ 49,500   $ 66,000   $ 74,250   $ 82,500   $ 82,500
17$5,000...    $ 57,750   $ 77,000   $ 86,625   $ 96,250   $ 96,250
20$0,000...    $ 66,000   $ 88,000   $ 99,000   $110,000   $110,000
22$5,000...    $ 74,250   $ 99,000   $111,375   $123,750   $123,750
25$0,000...    $ 82,500   $110,000   $123,750   $137,500   $137,500
27$5,000...    $ 90,750   $121,000   $136,125   $151,250   $151,250
30$0,000...    $ 99,000   $132,000   $148,500   $165,000   $165,000
32$5,000...    $107,250   $143,000   $160,875   $178,750   $178,750
35$0,000...    $115,500   $154,000   $173,250   $192,500   $192,500

---------------
(1) The benefits listed under the 15 years column are subject to deduction of 50% of the participant's social security benefits at age 65.

(2) The number of years of credited service and covered compensation at December 31, 1998 is for Mr. Roth, 9 years, $324,038; Mr. Belhumeur, 28 years, $148,558; Mr. Pardini, 11 years, $138,577 and Mr. Balocco, 16 years, $138,173.

(3) Applicable laws and regulations may limit the amounts which may be paid.

(4) No additional benefits are accrued at the present time.

     Mr. Weinhardt, effective January 1, 1997, commenced receiving benefits under the Retirement Plan and SERP.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     As members of the Executive Compensation Committee it is our duty to review compensation levels of the executive officers of the Corporation and its subsidiaries and to make appropriate recommendations to the Board of Directors.

     The compensation policy of the Corporation, as recommended by the Committee and approved by the Board of Directors, requires that a portion of the annual compensation of each officer relate to and must be contingent upon, the long-term total return to shareholders of the corporation, within the constraints imposed upon the Water Company by the regulatory process, as well as the individual contribution of each officer. A goal of this process is to attract, develop and retain high-quality senior management through competitive compensation. The committee reviews with the Board all aspects of compensation for the Chairman J. W. Weinhardt and that of the President W.R. Roth. In January, 1998, the Committee met and recommended and the Board approved that Mr. Weinhardt's salary as Chairman of the Board be set at $125,000, effective January 1, 1998. Mr. Roth's salary as President of the Corporation was at the same time set at $325,000 effective January 1, 1998.

     Also in January, 1998 the Committee reviewed the reasonableness of compensation paid to executive officers of the Corporation based in part on information provided by the President. In doing so, the Committee took into account how the particular compensation compares to compensation paid by other similarly situated companies, individual performance, tenure and internal comparability considerations. The Committee's recommendations were found to be reasonable and the Board of Directors approved the compensation schedule for the executive officers.

                                              EXECUTIVE COMPENSATION COMMITTEE

                                              DREW GIBSON
                                              RONALD R. JAMES
                                              GEORGE E. MOSS
                                              ROSCOE MOSS, JR.

Dated: January 28, 1999

     The following performance graph compares the changes in the cumulative shareholder return on the Corporation's common shares with the cumulative total return on the Water Utility Index and the S&P 500 Index during the last five years ended December 31, 1998. The comparison assumes $100 was invested on January 1, 1993 in the Corporation's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

                  SJW CORP. FIVE YEAR CUMULATIVE TOTAL RETURN
                               1/1/93 TO 12/31/98

                                                        SJW CORP.              WATER UTILITY INDEX               S&P 500
                                                        ---------              -------------------               -------
'1993'                                                     100                         100                         100
'1994'                                                      86                          93                         101
'1995'                                                     107                         118                         139
'1996'                                                     141                         142                         171
'1997'                                                     190                         194                         228
'1998'                                                     192                         245                         293

1. The Water Utility Index is the 14 company Water Utility Index prepared by Edward D. Jones & Co.

     The preceding Compensation Committee Report on Executive Compensation and the preceding SJW Corp. Stock Performance Chart shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such Report or Chart to be incorporated by reference into any future filings.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 1998, the Corporation believes that as of December 31, 1998 all officers, directors and greater than ten percent beneficial owners are current with all Section 16(a) filing requirements.

                              GENERAL INFORMATION

     The Board of Directors is not aware of any matters to come before the meeting other than as set forth herein. If any other matters should be brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

     To present other matters to the meeting, you must provide advance written notice to SJW Corp. For purposes of the 1999 Annual Meeting, that notice must be received by March 23, 1999.

     Shareholder proposals intended to be presented at next year's annual meeting of shareholders scheduled for April 15, 2000, must be received by the Corporation by October 31, 1999, for inclusion in the Corporation's proxy materials relating to that meeting. Proposals which comply with all rules and regulations of the SEC and are timely received will be included in next year's Proxy Statement.

     This proxy statement and the accompanying proxy form are being mailed to the Corporation's shareholders on or about March 15, 1999. The Corporation's Annual Report (including financial statements) for the year ended December 31, 1998 is being distributed with this Proxy Statement.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      ROBERT A. LOEHR, Secretary

San Jose, California
March 8, 1999

1790-PS-99

SJW CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 15, 1999

P
R
O
X
Y

   J.W. WEINHARDT and ROBERT A. LOEHR, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, the shares of stock of the undersigned at the annual meeting of shareholders of SJW Corp. to be held at 374 West Santa Clara Street, San Jose, California on Thursday, April 22, 1999 at 10:00 A.M., or at any adjournments or postponements thereof:

   If not otherwise directed, this proxy will be voted FOR the election of each of management's nominees for directors, FOR ratification of the selection of KPMG Peat Marwick LLP as auditors, AGAINST the shareholder proposal and at the discretion of the proxy holders upon such other business as may properly come before the meeting. The Board of Directors recommends voting as set forth above in these matters.

   (continued and to be dated and signed on the reverse side)

   SEE REVERSE SIDE

        Please mark votes as in this example [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1.  Election of Directors:   Nominees:  M.L. Cali, J.P. DiNapoli, D. Gibson,
    R.R. James, G. Moss, R. Moss Jr., W.R. Roth, C.J. Toeniskoetter and
    J.W. Weinhardt.

            FOR                          WITHHELD         FOR ALL NOMINEES
            ALL                          FROM ALL         EXCEPT AS NOTED
      [ ]   NOMINEES               [ ]   NOMINEES         HERE  [ ]

2. Ratification of the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation.

             FOR    [ ]               AGAINST    [ ]           ABSTAIN    [ ]

3. Shareholder proposal that SJW Corp and its subsidiaries WILL NOT give money or anything of value to Silicon Valley/Metropolitan San Jose Chamber of Commerce effective April 22, 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL NUMBER 3.

             FOR    [ ]               AGAINST    [ ]           ABSTAIN    [ ]

4. In their discretion upon any other matter that may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

             FOR    [ ]               AGAINST    [ ]           ABSTAIN    [ ]



MARK HERE FOR ANY ADDRESS CHANGE _______________________________________________

Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title. In the case of shares standing in the name of two or more persons, California law permits the voting of such shares under a proxy signed by any one of such persons if none of the others is present in person or represented by proxy.



                                       16